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                                                                     EXHIBIT 8.1


         [Letterhead of Skadden, Arps, Slate, Meagher & Flom (Illinois)]



                                                 April 4, 2002




The Williams Companies, Inc.
One Williams Center
Tulsa, Oklahoma  74172





       Re:  Form S-4 Registration Statement of The Williams Companies, Inc.


Ladies and Gentlemen:

                  We have acted as counsel to The Williams Companies, Inc., a Delaware corporation ("Williams"), in connection with the preparation and filing of the Registration Statement on Form S-4 (the "Registration Statement"), regarding Williams' offer to exchange outstanding 8.125% notes due March 15, 2012 and outstanding 8.750% notes due March 15, 2032 for registered new 8.125% notes due March 15, 2012 and registered new 8.750% notes due March 15, 2032, respectively, with the Securities and Exchange Commission (the "Commission"), which includes the Prospectus of Williams (the "Prospectus").

                  In connection with our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed that the exchange offer will be consummated in accordance with the Registration Statement and the Prospectus.

                  For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter




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The Williams Companies, Inc.
April 4, 2002
Page 2



documents. We have assumed that such documents, certificates, and records are duly authorized, valid, and enforceable.

                  In rendering our opinion, we have relied upon statements and representations of officers and other representatives of Williams and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief. In addition, our opinion is subject to the qualifications, conditions and assumptions in the discussion set forth under the heading "Material United States Federal Income Tax Considerations" in the Registration Statement.

                  Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the "IRS") and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). No assurance can be given that the IRS could not successfully assert a position contrary to this opinion.

                  Based upon and subject to the foregoing, we are of the opinion that the discussion set forth under the heading "Material United States Federal Income Tax Considerations" in the Registration Statement is a fair and accurate summary of the material United States federal income tax consequences applicable to a United States person that exchanges some or all of its outstanding 8.125% notes due March 15, 2012 or outstanding 8.750% notes due March 15, 2032, solely for, respectively, registered new 8.125% notes due March 15, 2012 or registered new 8.750% notes due March 15, 2032.

                  Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not



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The Williams Companies, Inc.
April 4, 2002
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thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or 1933, as amended, or the rules and regulations of the Commission.




                                        Very truly yours,



                                        /s/ Skadden, Arps, Slate, Meagher & Flom
                                        (Illinois)




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